As filed with the Securities and Exchange Commission on March 27, 2007
Registration No. 333- •

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	3577 (Primary Standard Industrial Classification Code Number)	02-0579097 (I.R.S. Employer Identification Number)
1322 Crossman Ave.
Sunnyvale, CA 94089-1113
(408) 227-4500
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dominic P. Orr
Chief Executive Officer
1322 Crossman Ave.
Sunnyvale, CA 94089-1113
(408) 227-4500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Steven E. Bochner, Esq. David J. Segre, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Alexa King, Esq. Senior Director, Legal Affairs Aruba Networks, Inc. 1322 Crossman Ave. Sunnyvale, CA 94089-1113 (408) 227-4500	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the
Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), check the following box: ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-139419
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be	Proposed Maximum	Amount of
Registered	Aggregate Offering Price (1)(3)	Registration Fee(2)(3)
Common Stock, $0.0001 par value	$1,200,000	$36.84

(1)	Includes shares of Common Stock subject to the underwriters option to purchase additional shares.

(2)	Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933, as amended.

(3)	The Registrant previously registered an aggregate of $100,000,000 worth of Common Stock on a Registration Statement on Form S-1 (File No. 333-139419), as amended, which was declared effective on March 26, 2007 and for which a filing fee of $10,700 was previously paid.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-139419) (the “Prior Registration Statement”) filed by Aruba Networks, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on December 15, 2006, as amended, including the exhibits thereto, and declared effective by the Commission on March 26, 2007, are incorporated herein by reference.
     The required opinions and consents are listed on the Exhibit Index attached hereto and filed with this Registration Statement.
UNDERTAKING
     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on March 27, 2007; (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than March 27, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 26th day of March, 2007.

ARUBA NETWORKS, INC.
By:	/s/ Dominic Orr
Dominic Orr
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated opposite their names and on the 26th day of March, 2007.

Signature	Title
/s/ Dominic Orr Dominic Orr	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steffan Tomlinson Steffan Tomlinson	Chief Financial Officer (Principal Accounting and Financial Officer)
* Keerti Melkote	Co-Founder, Vice President, Products and Partnerships and Director
* Bernard Guidon	Director
* Emmanuel Hernandez	Director
Michael R. Kourey	Director
* Doug Leone	Director
* Shirish S. Sathaye	Director
* Daniel Warmenhoven	Director

*By:	/s/ Steffan Tomlinson
Steffan Tomlinson
Attorney-in-fact

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EXHIBIT LIST
(a)     Exhibits:

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney.

*	Incorporated by reference from the Prior Registration Statement.

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